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                                                                   EXHIBIT 10.40


                              BUICK MOTOR DIVISION
                       DEALER SALES AND SERVICE AGREEMENT

This Agreement, effective DECEMBER 16, 1996, is between Buick Motor Division of General Motors Corporation, a Delaware corporation, located at 902 East Hamilton Avenue, Flint, Michigan 48550 ("Buick") and JAY PONTIAC-BUICK-GMC, INC., a

[X] GEORGIA corporation, incorporated on DECEMBER 27, 1983;

[ ] proprietorship;

[ ] partnership;

[ ] other - specify ____________________________________________________________

doing business at 1408 VETERANS PKWY., COLUMBUS, GEORGIA 31901-2128 ("Dealer").

                                    PREAMBLE

The Buick mission is to market Premium American Motorcars known for substantial, distinctive, powerful and mature character and value. Buick intends to fulfill that mission through mutual commitment with Buick dealers.

Buick and Dealer acknowledge that the public expects, and customers of Buick Products demand quality, professionalism and respect from Buick and Dealer. Buick and Dealer commit to the satisfaction of Buick customers and recognize that achieving that objective will facilitate attainment of our mutual business success.

This Agreement is intended to strengthen the business relationship that exists between Buick and Buick dealers. Buick and Dealer recognize the critical need for open and candid communications enabling each party to not only meet, but exceed, our mutual expectations. As in any mutually beneficial business relationship, an equitable distribution of responsibility and accountability must be present to assure continuous improvement in that relationship. Our future depends on establishing and meeting heightened standards of excellence that are reasonable, measurable and attainable. This Agreement sets forth those standards.


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First

                                 COMMUNICATION

Buick and Dealer recognize the need for enhanced communication to facilitate our mutual business and marketing planning, as well as Buick's and Dealer's respective ongoing operations. Buick has established three groups of dealer representatives to counsel with Buick pertaining to our mutual concerns, goals and objectives. They are:

                            National Dealer Council

The mission and responsibility of the National Dealer Council is to consult with Buick regularly about the concerns of Buick dealers regarding the relationship between Buick and Buick dealers and to work as liaison between Buick and Buick dealers. The National Dealer Council consists of Buick dealers, elected by Buick dealers, representing the various geographical regions of the United States including members that represent large and small volume dealers as well as multiple-line and single-line dealers. The National Automobile Dealers Association Buick Line Chairman is also a guest member of the National Dealer Council.

The National Dealer Council will meet with Buick periodically to express the concerns, comments and suggestions of Buick dealers and to permit Buick to respond. Much progress and improvement has been made over the years as a result of National Dealer Council input, and Buick is committed to ensuring that this avenue of communication continues.

                            Business Advisory Board

The mission and responsibility of the Business Advisory Board is to consult with Buick regularly for the purpose of advising Buick about how Buick conducts business with the dealer body. Buick will consult with the Business Advisory Board to discuss the merits of proposed modifications to the Agreement that would affect the performance required of Dealer prior to making a final decision.

The Business Advisory Board consists of dealers appointed by Buick. It is intended that the Business Advisory Board meet with Buick no less than twice nor more than four times annually, to review current planning. The Chairman of the National Dealer Council and National Automobile Dealers Association Buick Line Chairman will be invited to attend all Business Advisory Board meetings.

                            Marketing Advisory Board

The mission and responsibility of the Marketing Advisory Board is to consult with Buick regularly for the purpose of advising Buick regarding matters affecting how the public may perceive Buick, Buick Products and Buick dealers. The Marketing Advisory Board consists of dealers appointed by Buick. It is intended that the Marketing Advisory Board meet with Buick no less than twice nor more than four times annually, to review current planning. The Chairman of the National Dealer Council and the National Automobile Dealers Association Buick Line Chairman will be invited to attend all Marketing Advisory Board meetings.

                           Commitment To Participate

Dealer acknowledges that to ensure success of the joint effort of Buick and its dealers, Dealer participation is required. Dealer agrees to permit Dealer Operator to serve when requested on the National Dealer Council, Business Advisory Board or Marketing Advisory Board. This participation may require travel and expenditures of time. Buick agrees to involve the appropriate management in meetings with these dealer groups to maximize the effectiveness of the joint process.

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Second

                              CUSTOMER ENTHUSIASM

Buick and Dealer recognize that it is our mutual obligation to deliver Products and services that will be of such value that they provide life-cycle customer enthusiasm exceeding buyer's expectations throughout the consideration, purchase, ownership, service and repurchase process. By taking advantage of each opportunity to listen to our customers and satisfy their expectations, customers will be encouraged to purchase our Products and services, and will encourage others to do the same. Buick and Dealer commit to actively seek out customer comments and complaints and follow established guidelines for resolution, thereby providing for continuous improvement in customer relationships.

Buick commits to advise selected dealers, at least quarterly, regarding the results of customer enthusiasm surveys, including a comparison of the customer enthusiasm index for Dealer to the average customer enthusiasm index of Buick dealers in the nation and local area. In the event that the customer enthusiasm index for Dealer is significantly lower than the average customer enthusiasm index for other dealers in the nation or local area for a period in excess of one year, Dealer shall, upon the request of Buick, cooperate in a comprehensive review of Dealer's customer enthusiasm performance and participate in a customer enthusiasm improvement program designed by Dealer and Buick.


Third

                                DEALER OPERATOR

Dealer agrees that the following Dealer Operator will provide personal services in accordance with Article 2 of the Standard Provisions:

     JAMES G. STELZENMULLER, III
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Fourth

                       REVIEW OF DEALER SALES PERFORMANCE

The decision by Buick to enter into this Agreement with Dealer is based, in part, on Dealer's commitment to effectively sell and promote the purchase, lease and use of Buick vehicles by consumers in Dealer's Area of Primary Responsibility. Indeed, the success of Buick and Dealer is dependent on taking full advantage of the sales opportunities available and obtaining a maximum share of those segments of the automobile market in which ??? participate. To assist Dealer to achieve this commitment, Buick commits to regularly review the sales effectiveness of Dealer and provide to Dealer, at least once a year, a written report on Dealer sales performance so that Dealer may take prompt action, if necessary, to achieve satisfactory sales performance. Any written comments on a sales performance report received from Dealer will become part of the report.
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Fourth
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The sales performance report will describe the retail sales opportunities available in Dealer's Area of Primary Responsibility by taking Buick national average retail penetration in each segment, multiplied by total industry retail registrations in each appropriate segment for Dealer's Area of Primary Responsibility. The sum of the appropriate segment's results will become the number of retail units that Buick reasonably expects to be registered in Dealer's Area of Primary Responsibility. This number will also be expressed as a percentage of total retail sales opportunities. Dealer's retail sales will then be compared to those expected registrations to determine Dealer's sales effectiveness. Other factors, such as sales to fleet customers and significant local conditions that may have affected Dealer's performance, will also be considered in the overall sales performance review.

If, in some cases, relevant information, such as registration data, is not available, Buick may rely on other data which it believes most reasonably depict the purchases of new motor vehicles by customers located in Dealer's Area of Primary Responsibility.

Buick will provide Dealer a detailed explanation of the sales performance review process and advise Dealer of any refinements or modifications to the process that may occur during the term of the Agreement. Buick will consult with the Business Advisory Board to discuss the merits of any proposed modifications prior to making a final decision.

Fifth
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                     REVIEW OF DEALER'S SERVICE PERFORMANCE

Buick commits to regularly evaluate the service performance of Dealer and provide to Dealer, at least once a year, a written report on Dealer's performance of its responsibilities for service in areas such as service management and operating procedures, personnel, facilities, new vehicle pre-delivery service, parts operations and shop tools and equipment. Buick will provide Dealer a detailed explanation of the service performance review process, including any tool and equipment requirements, and advise Dealer of any refinements or modifications to the process or requirements that may occur during the term of the Agreement. Buick will consult with the Business Advisory Board to discuss the merits of any proposed modifications to the service performance review process prior to making a final decision.

Sixth
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                        DEALER FACILITY APPEARANCE & USE

Buick has invested extensive resources and effort to develop and promote an image and identity for Buick Products in the marketplace. This effort creates customer expectations concerning Buick, its Products, and its dealers. As the point of customer contact with Buick Products, the appearance and quality of dealership facilities play a significant role in determining whether a customer's sales and service experience is consistent with these expectations.

Dealer and Buick recognize that to capitalize fully on Buick's investments, and to be consistent with Buick's overall marketing strategy, it is essential that Buick's image and identity be reinforced at the dealership level. Dealer, therefore, agrees to provide facilities which are consistent in appearance and environment with Buick's reasonable requirements. To assist Dealer, Buick agrees to counsel and advise Dealer concerning facility appearance, and will make available counsel and advice on facility design. Buick will consult with

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Sixth

the Business Advisory Board to discuss the merits of overall dealership appearance and facility requirements prior to making a final decision.

Buick and Dealer recognize the importance of fully promoting Buick Products. As a result, Dealer agrees to provide prominent display of Buick Products in new vehicle display and storage areas and conspicuously display Buick literature, signage and logos throughout the dealership facility.


Seventh

                     ADVERTISING AND PROMOTIONAL ACTIVITIES

Buick and Dealer recognize the need to employ ethical business practices in order to enhance the reputation of Buick, Buick Products and Buick dealers. Buick and Dealer agree to safeguard and promote the reputation of Buick Products in the conduct of their respective businesses and to avoid business practices that may detract from that reputation. Buick and Dealer shall strive to promote activities that may enhance that reputation and be consistent with the public interest, and to expose and promote that image and reputation through the appropriate media.

Buick and Dealer recognize the need to maintain uniformly high standards of ethical advertising consistent with the reputation of Buick, Buick Products and Buick dealers. Neither Buick nor Dealer will use advertising or merchandising programs that mislead the public or impair the image or reputation of Buick, Buick Products, or Buick dealers.

Buick believes Dealer Marketing Groups have proven to be extraordinarily beneficial to dealer members and Buick through the use of collective resources to advertise and promote the sale of Buick Products. Buick encourages Dealer to support and participate in Dealer's local Dealer Marketing Group.


Eighth

                                    TRAINING

Buick will consult with the Business Advisory Board to discuss the merits of requiring additional training courses or programs prior to making a final decision.


Ninth

                        BUICK DISPUTE RESOLUTION PROCESS

The purpose of the Buick Dispute Resolution Process ("Process") is to provide a fair, speedy and inexpensive process for dealers to resolve disputes with decisions made by Buick under this Agreement. Buick agrees to consult with the Business Advisory Board prior to making revisions to the Process. The process is and will be funded jointly and equally by Buick and its dealers under the auspices of the Buick National Dealer Council.

Dealer agrees to attempt to resolve any dispute that it may have with Buick arising out of the Agreement pursuant to the procedures set forth in this Process prior to resorting to any other remedies Dealer may have under federal, state or local laws.

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Ninth

The Process is available for use by current Buick dealers (not terminated or prospective dealers or any third party) to resolve any dispute under the Agreement except terminations for insolvency, seven-day closing, license revocation, fraud or felony convictions. Standing to bring disputes or protests to the Process will be the same as state law in the jurisdiction of the proposed action. Should there be no state law to determine standing, standing will be determined by the Administrator of the Process after consulting with the provider of independent facilitators to the Process.

In the event that Dealer refers a dispute to this Process, Buick will take no further action relative to the dispute until the Process is completed. Should there be more than one dealer protesting or disputing a proposed action, the dealers requesting mediation will have a consolidated mediation panel hearing.

Step One - Management Review

     If a dispute is not resolved by the Branch or Zone Manager to Dealer's satisfaction, Dealer may request management review. To obtain management review, Dealer must submit a written request to the Area Assistant General Sales Manager (or appropriate similar position) responsible for the geographical area in which Dealer is located, with a description of the dispute and a request for meeting, if desired. The request must be submitted within 60 days after Dealer receives the Buick decision that is the cause of the dispute.

     The meeting, if requested, or review by Area Assistant General Sales Manager (or similar appropriate position) will be provided to Dealer within 30 days of the receipt of the request for review.

Step Two - Mediation

     In the event that the dispute is not resolved by management review, Dealer may submit a written request for mediation to the General Sales and Service Manager within 30 days. The General Sales and Service Manager may then resolve the dispute in favor of the Dealer or refer the matter to the Mediation Review Board.

Selection of Mediation Review Board

     The Mediation Review Board will consist of Buick and Buick dealer members, plus an independent facilitator who will assist in administration of the Process. The dealer members will be elected periodically as necessary by Buick dealers, from voluntary candidates representing each Zone and Dealer Assistance Center, East and West. The only requirement for election as a dealer board member is to have been a Buick Dealer Operator for a minimum of three years.

     Buick board members will be eight to twelve senior management Buick employees designated by the General Sales and Service Manager. Buick and dealer board members will attend training provided by the facilitator in consensus decision making and dispute resolution procedures. The facilitator will be chosen by Buick after consultation with the Business Advisory Board.

Selection of Mediation Review Board Panel

     Upon receipt of notice of a dispute referred to the Mediation Review Board, the facilitator will randomly select three dealer board members and notify Dealer. Dealer shall dismiss one dealer board member.

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Ninth
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          The facilitator will also provide Dealer with the list of Buick board members. Dealer shall select three Buick board members, and Buick shall dismiss one.

          The Mediation Review Board Panel that will conduct the mediation will consist of two dealer and two Buick board members, together with the facilitator. The facilitator shall have no decision-making authority with respect to the dispute, but will assist the panel with conducting the mediation process in accordance with the procedure agreed to by the panel.

          The facilitator will schedule the mediation within 30 days of request of review in the nearest zone city to the requesting Dealer.

          Representation by legal counsel is permitted, if requested by Dealer. If Dealer chooses to be represented by legal counsel, Buick will also be permitted to be represented by legal counsel.

          The Mediation Review Board Panel will permit Buick and Dealer to present arguments regarding the dispute and will make a consensus decision, prior to adjourning the panel, either by resolving the dispute in favor of Dealer or Buick, designing a compromise, or rendering no decision. A written notice confirming the decision (or lack thereof) will be issued by the Mediation Review Board Panel within three working days of adjournment of the mediation.

          Buick mediations are privileged and confidential proceedings. Therefore, disputants are barred from forcing Mediation Review Panel Members to testify or otherwise participate in any subsequent legal proceeding of a disputed matter that was not resolved in mediation.

Effect of Mediation Review

          A decision agreed upon by all members of the Mediation Review Board Panel binds Buick if Dealer accepts the decision.

          Dealer agrees to make good-faith consideration of the decision of the Mediation Review Board Panel but is not bound to accept it.

Tenth
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                               TERM OF AGREEMENT

This Agreement shall expire on OCTOBER 31, 2000, or ninety (90) days after the death or incapacity of a Dealer Operator or Dealer Owner, whichever occurs first, unless earlier terminated. Dealer is assured the opportunity to enter into a new Dealer Agreement with Buick at the expiration date, if Buick determines Dealer has fulfilled its obligations under this Agreement.


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Eleventh

                      INCORPORATION OF STANDARD PROVISIONS

The "Standard Provisions" (Form GMMS 1013) are incorporated as a part of this Agreement.


Twelfth

                     BUSINESS PLANS & ADDITIONAL AGREEMENTS

Buick and Dealer acknowledge that circumstances may arise that require preparation of a specific business plan by Dealer which may address dealership facilities and layout, dealer advertising activities, customer enthusiasm, sales effectiveness, service operations, personnel requirements, training, or merchandising programs. In the event that Buick and Dealer agree upon the need for a business plan, Buick agrees to assist Dealer in developing such a plan.

Should there be additional agreements that modify this Agreement, they may be incorporated into this Agreement by being affixed to the Agreement under the heading:

           "BUICK/DEALER ADDITIONAL AGREEMENT(S) TO BUICK AGREEMENT"

_____  Additional agreements affixed, consisting of

_____  pages.

_____  There are no additional agreements.
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Thirteenth

                             EXECUTION OF AGREEMENT

This Agreement and related agreements are valid only if signed:

     (a) on behalf of the Dealer by its duly authorized representative and, in the case of this Agreement, by its Dealer Operator; and

     (b) this Agreement as set forth below, on behalf of Buick by its General Sales and Services Manager and his authorized representative. All related agreements will be executed by the General Sales and Service Manager or his authorized representative.

          If Dealer is an authorized dealer for more than one division of General Motors, PONTIAC-GMC DIVISION will be primarily responsible for administering the provisions of the Dealer Agreements relating to the Dealer Statement of Ownership, Dealership Location and Premises Addendum, and Capital Standard Addendum, and will execute or extend those documents on behalf of all divisions.


                          JAY PONTIAC-BUICK-GMC, INC.
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                                Dealer Firm Name


                                               BUICK MOTOR DIVISION
                                               General Motors Corporation

By /s/ James G. Stelzenmuller, III  12/16/96   By  /s/ ????
   -----------------------------------------   --------------------------------
   Dealer Operator                  Date       General Sales and Service Manager


                                               By /s/  ????             12/16/96
                                               ---------------------------------
                                               Authorized Representative  Date

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                              BUICK MOTOR DIVISION
                             MOTOR VEHICLE ADDENDUM
                                       TO
                           GENERAL MOTORS CORPORATION
                       DEALER SALES AND SERVICE AGREEMENT

JAY PONTIAC-BUICK-GMC, INC.
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                                Dealer Firm Name

               COLUMBUS, GEORGIA
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                                  City, State

Effective DECEMBER 16, 1996, Dealer, as an authorized Buick dealer, has a non-exclusive right to buy the following new Motor Vehicles marketed by Buick Motor Division of General Motors Corporation:

                 CENTURY, LESABRE, PARK AVENUE, REGAL, RIVIERA,
               ROADMASTER ESTATE WAGON, ROADMASTER SEDAN, SKYLARK

This Motor Vehicle Addendum shall remain in effect unless and until superseded by a new Motor Vehicle Addendum furnished Dealer by Buick. This Motor Vehicle Addendum cancels and supersedes any previous Motor Vehicle Addendum furnished Dealer by Buick.

                                                BUICK MOTOR DIVISION
                                             General Motors Corporation

                                          By ???????????????????????   12/16/96
                                             ----------------------------------
                                             ZONE/BRANCH MANAGER          Date

         (Dealer should file this Motor Vehicle Addendum with Dealer's current Dealer Agreement.)